SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2012

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey		07974
(Address of Principal Executive Office)		(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

(a) On June 15, 2012, C. R. Bard, Inc. (the “Company”) made a ministerial filing with the Division of Revenue for the State of New Jersey, the Company’s jurisdiction of incorporation, to effect a change in the Company’s registered agent. Pursuant to the New Jersey Business Corporation Act, this filing amends the Company’s certificate of incorporation, effective June 15, 2012, to replace the outgoing registered agent with the new registered agent. A copy of the Certificate of Change of Registered Agent is attached as Exhibit 3a to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

On June 18, 2012, the Company filed a Restated Certificate of Incorporation with the Division of Revenue for the State of New Jersey to consolidate previous amendments to the Company’s Restated Certificate of Incorporation, including the change in registered agent. A copy of the Company’s Restated Certificate of Incorporation, effective June 18, 2012, is attached as Exhibit 3b to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

Exhibit 99.1, which is incorporated by reference herein, is being filed for the purpose of providing an updated description of the common stock of the Company. To the extent the description contained in Exhibit 99.1 is inconsistent with a prior description in any registration statement filed with the SEC, the description contained in Exhibit 99.1 modifies and supersedes such prior description. The description in this Current Report will be available for incorporation by reference into certain of the Company’s filings with the SEC under the Securities Act of 1933 and the Securities Exchange Act of 1934, including registration statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3a	Registrant’s Certificate of Change of Registered Agent, effective June 15, 2012

3b	Registrant’s Restated Certificate of Incorporation, effective June 18, 2012

99.1	Description of Capital Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

Date: June 20, 2012	By:	/s/ Richard C. Rosenzweig
	Name:	Richard C. Rosenzweig
	Title:	Vice President, Law and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3a	Registrant’s Certificate of Change of Registered Agent, effective June 15, 2012

3b	Registrant’s Restated Certificate of Incorporation, effective June 18, 2012

99.1	Description of Capital Stock

4